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                                                                   Exhibit 10.4

                            AGREEMENT OF EMPLOYMENT

        AGREEMENT made this 30th day of SEPTEMBER 1996, by and between MANCHESTER EQUIPMENT CO., INC., a domestic Corporation maintaining its principal place of business at 160 OSER AVENUE, HAUPPAUGE, NEW YORK, 11788, [hereinafter called the "EMPLOYER"], and JOEL STEMPLE, residing at 46 OLD BROOK ROAD, DIX HILLS, NEW YORK 11746, [hereinafter called the "EMPLOYEE"].

        WHEREAS, the EMPLOYEE has been, prior hereto, associated with the EMPLOYER, and they are mutually desirous of continuing as EMPLOYEE and EMPLOYER in various accounting areas, and

        WHEREAS, the EMPLOYER and EMPLOYEE are desirous of more particularly defining the rights and obligations each to the other.

                NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and of the sum of TEN and 00/100 ($10.00) DOLLARS, to each in hand paid by the other, it is agreed as follows:

1.      EMPLOYMENT.

        The EMPLOYER hereby hires the EMPLOYEE to perform such services as hereinafter set forth in PARAGRAPH "2", and the EMPLOYEE does hereby accept such employment and agrees to perform the duties required of him to the best of his ability.

2.      DUTIES.

        The duties of the EMPLOYEE, pursuant to the within AGREEMENT, shall consist of the following: Executive Vice President - Supervisor of Sales Staff
- Supervisor of Product Purchasing and Inventory - Supervisor of Marketing and Advertising.


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                [a]     In addition to the foregoing duties, the EMPLOYEE shall
do such other work as may be required of him from time to time by the EMPLOYER, on, under and subject to the instructions, directions and control of the EMPLOYER. It is specifically understood and agreed that no additional compensation shall be paid to the EMPLOYEE in the event of such change or amendment of the duties to be performed by the EMPLOYEE.

3.      PLACE OF EMPLOYMENT

        At the commencement of this Contract, the EMPLOYEE shall perform his duties at the main office of the EMPLOYER, 160 Oser Avenue, Hauppauge, New York. However, at any time that the EMPLOYER regards it as necessary for the purposes of its business, the EMPLOYEE shall work at such a place or places as he may be directed by the EMPLOYER; PROVIDED, HOWEVER, that in the event such other place of employment is located outside of the Counties of Nassau, Suffolk and Queens, such employment shall be on a temporary basis only. In the event that such employment is deemed on a permanent basis, same shall be pursuant to a written agreement mutually acknowledged by the EMPLOYER and EMPLOYEE.

4.      TERM

        The EMPLOYER hereby engages the EMPLOYEE to perform the duties as set forth in the within Agreement for a period commencing as of August 1, 1996 and ending July 31, 2001.


5.      BEST EFFORTS AND SOLE EMPLOYMENT

        That during the term of this Agreement, the EMPLOYEE shall devote his entire time and energy, and give his best endeavors to the discharge of his duties hereunder, and he shall not, during the term hereof, enter into the services of, or be employed in any capacity, or for any purpose whatsoever, by any person, partnership, firm or corporation, other than the EMPLOYER,

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and that he will not, during the said period of time, be engaged in any business, enterprises or undertaking, other than his employment hereunder.

        [a]     The EMPLOYEE specifically acknowledges that he will receive no overtime or other additional compensation, at such time or times during the term hereof, as his duties hereunder may require additional work time beyond the so-called normal work day or days.

        [b]     Specifically exempted from the restrictions of the within
Paragraph are:

                1] the present or future ownership by the EMPLOYEE of certain real estate or interests in various other business entities, on an investment basis only;

                2] and to certain endeavors of the EMPLOYEE in the areas of lecturing, teaching, and the writing of articles, texts, etc.; PROVIDED, HOWEVER, that such investments do not require any time or efforts by the EMPLOYEE that will detract from the requirements of the EMPLOYER pursuant to the within Agreement.

6.      Compensation.

        As compensation for his services as aforesaid, and as salary in connection with the duties to be performed by him, the EMPLOYER shall pay to the EMPLOYEE the salaries as hereinafter set forth, such sums to be paid in equal weekly installments each:

        August 1, 1996 - July 31, 1998 - $450,000.00 per annum payable
        $8,653.84 per week.

        Subsequent to July 31, 1998, the EMPLOYEE shall receive such salary that is negotiated as between the EMPLOYEE and the Board of Directors of the EMPLOYER.

        It is specifically understood and agreed that the EMPLOYEE will not be eligible for any so-called "BONUS" during either the 1997 or 1998 Fiscal Years of the EMPLOYER.


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        [a]     As additional compensation to be paid to the EMPLOYEE, the
EMPLOYER shall provide an automobile for the use of the EMPLOYEE, which said automobile shall be provided and maintained, including insurance, at the expense of the EMPLOYER.

        [b]     The EMPLOYER shall pay the EMPLOYEE, on the last day of each month, all expenses actually incurred by him for the entertainment of customers, traveling expenses and other necessary expenses of the business. The EMPLOYEE shall furnish to the EMPLOYER an itemized list of all expenses of the business. The EMPLOYEE shall furnish to the EMPLOYER an itemized list of all expenses so incurred by him during that month, setting forth the dates, the purpose for which incurred, and the amounts thereof, together with such receipts showing such payments as the EMPLOYEE has reasonably been able to obtain.

        [c]     As additional compensation for the performance of his duties hereunder, the EMPLOYEE and his family shall be included in the existing medical and hospital insurance plans presently maintained by the EMPLOYER, or any substitutions or additions thereto. Such coverage shall be at no charge or cost to the EMPLOYEE.

        [d]     As additional compensation for the performance of his duties hereunder, the EMPLOYEE shall be entitled to 30 days sick days with salary, during each year of the within Agreement.

        [e]     As additional compensation for the performance of his duties hereunder, the EMPLOYER shall deposit, on behalf of the EMPLOYEE, $4,500.00 per annum (or the maximum amount allowed by pertinent laws), whichever is greater, in a fund which shall be one hundred (100%) percent vested in the EMPLOYEE, each year of such employment. This compensation shall be in the form of a "Pension Plan" pursuant to Section 401K of the Internal Revenue Code.



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                (f) As further additional compensation for the performance of his duties hereunder, the EMPLOYER shall obtain and institute a policy or policies of life insurance on the life of the EMPLOYEE, the beneficiaries of which shall be as designated by the EMPLOYEE. Said policy or policies shall be in the total amount of $1,500,000.00. The premiums therefor shall be paid by the EMPLOYER and chargeable to the EMPLOYEE as additional income to the EMPLOYEE.

        In the event such policy or policies are either not obtainable, or once obtained, become non-renewable or cancelled due to health conditions of the EMPLOYEE, this additional compensation to the EMPLOYEE shall be deemed cancelled, and the premium cost for such policies shall not be payable to the EMPLOYEE as additional compensation.

7. DISABILITY PROVISIONS.

        As additional compensation for the performance of his duties hereunder, the EMPLOYER, at its own cost and expense, shall obtain and maintain a disability insurance policy as to the EMPLOYEE, such disability policy to contain no less than the following policy limits:

                        Commencement of payments to be no more than ninety (90) days from the first day of total disability -- disability payments to be fifty (50%) percent of salary for life, provided that the cause of disability is "accidental"; disability payments to be fifty (50%) percent of salary to the age of sixty-five (65) years, provided that the cause of disability is "illness".

                (i) Said disability policy shall be owned by the EMPLOYER, with the benefits thereof payable to the EMPLOYER, except as hereinafter set forth.

                (ii) In the event the EMPLOYER elects to terminate the within Agreement pursuant to the provisions of the within Paragraph, the EMPLOYER shall assign all of the


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proceeds of said disability policy, or the policy itself, to the EMPLOYEE, to the end that the EMPLOYEE shall receive all of such disability insurance benefits commencing the week subsequent to such termination by the EMPLOYER, and upon such assignment the EMPLOYEE shall assume the premium payments thereof, if any.

        [a] During the first one hundred eighty (180) days of such total disability, the EMPLOYEE shall receive his full salary at the rate set forth in the within Agreement, together with all other consideration and benefits accruing to the EMPLOYEE, pursuant to the within Agreement; it being understood and agreed that the proceeds of any disability policy or policies provided by the EMPLOYER shall be deemed the sole property of the EMPLOYER.

        [b] In the event such total disability shall continue for a period longer than one hundred eighty (180) days, the EMPLOYEE shall receive seventy-five (75%) percent of his salary at the rate set forth in the within Agreement from the one hundred eight-first (181st) day of such disability through the three hundred sixty-fifth (365th) day of such disability, together with all other consideration and benefits accruing to the EMPLOYEE, pursuant to the within Agreement; it being understood and agreed that the proceeds of any disability policy or policies provided by the EMPLOYER shall be deemed the sole property of the EMPLOYER.

        [c] In the event that the EMPLOYEE shall become ill, or be injured, and such illness or injury shall be so serious as to prevent the EMPLOYEE from performing the services required of him pursuant to this Agreement, and such non-performance by the EMPLOYEE shall be for a period of fifty-two (52) weeks in any given sixty-two (62) week period, then, at the option of the EMPLOYER, and upon fifteen (15) days notice, in writing, to the EMPLOYEE by the EMPLOYER, this Agreement shall cease and terminate, and the EMPLOYER

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shall be under no obligation or liability to the EMPLOYEE, other than the payments as hereinafter set forth. Such termination of the within Agreement by the EMPLOYER is herein deemed to be a "NO CAUSE" termination.

8.      TERMINATION OF AGREEMENT.

        This Agreement may be cancelled by either party hereto, upon ninety
(90) days prior notice in writing, certified mail, return receipt requested, given to the other party, without any reason whatsoever, and without giving any reason therefor.

        [a]     In the event such termination shall be at the request of the
EMPLOYEE, the EMPLOYER shall be under no obligation or liability to the EMPLOYEE, except to pay him the compensation to which he may be entitled under this Agreement solely up to the time of such termination date.

        [b]     In the event such termination shall be at the request of the
EMPLOYER, the EMPLOYEE shall receive such compensation to which he may be entitled under this Agreement for a period of twelve (12) months after the effective termination date. Such compensation is herein defined as salary only. All additional compensation to the EMPLOYEE as set forth herein, such as automobile, expense account, etc., shall cease and terminate on the effective date of the termination notice: PROVIDED, HOWEVER, medical and hospital insurance coverage as to the Employee will continue for a period of twelve (12) months subsequent to the effective termination date.

9.      RENEWAL OF AGREEMENT.

        In the event the EMPLOYER and EMPLOYEE shall fail to agree upon mutually satisfactory terms for the renewal of the within Agreement, same shall be deemed the equivalent to termination of the within Agreement by the EMPLOYER. In such event, the EMPLOYEE shall


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receive twelve (12) months salary as more particularly set forth in PARAGRAPH
"8[b]" of the within Agreement.

10.     EMPLOYEE RESTRICTIONS.

        The EMPLOYEE makes the following agreements as part and parcel of the consideration required of the EMPLOYEE pursuant to the terms of the within Agreement, and in exchange for the consideration to be received by the EMPLOYEE pursuant to the terms of the within Agreement.

                [a] The EMPLOYEE agrees that he will not at any time, either during the term of this Agrement or thereafter, divulge to any person, firm, partnership or corporation, any information received by the EMPLOYEE during the course of his employment, with regard to the personal, financial or any other business affairs of the EMPLOYER, and all such information of any nature shall be kept confidential, and shall not in any manner be revealed whatsoever, unless the EMPLOYEE is so directed by an order of a Court of competent jurisdiction.

                [b] The EMPLOYEE further agrees that he will not divulge, publish or otherwise in any manner reveal, either directly or indirectly, or through another, to any person, firm or corporation, partnership or business entity, either during the term of his employment or thereafter, any knowledge or information whatsoever or any facts concerning any formulas, business methods, inventions, devices, accounting systems, financial software packages or systems, or other items of similar nature, used by the EMPLOYER during the term of this Agreement, which have been disclosed to the EMPLOYEE by the reason of his employment, and the EMPLOYEE shall retain all such knowledge and information which he shall acquire during his said employment respecting said items and the business of the EMPLOYER in trust, in a fiduciary capacity, for the sole benefit of the EMPLOYER.


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        [c]     The EMPLOYEE further agrees that he will not, during his
employment or after the end thereof, irrespective of the time, manner or cause of the termination of his said employment, directly or indirectly, disclose to any person, firm, partnership, corporation or other business entity, the name, address or business requirements of any customer of the EMPLOYER, whether same is a present customer of the EMPLOYER or a future customer acquired during the term of the within Agreement, and further, the EMPLOYEE will not divulge any other information that he has, or will have acquired during his period of employment.

                [i]     All persons, firms, corporations and partnerships, or
other business entities, and each and every one thereof, for whom the EMPLOYER performs services, or engages in any transactions of whatsoever nature, in the course of the EMPLOYER's business, are and shall de deemed the customers of the EMPLOYER, during the employment of the EMPLOYEE as well as after the termination of the employment of the EMPLOYEE, notwithstanding that some or all of said business entities may have been induced to give their patronage and business to the EMPLOYER by the solicitation of the EMPLOYEE.

        [d]     The EMPLOYEE further agrees that upon the termination of his employment, irrespectful of the time, manner or cause of such termination, the EMPLOYEE will surrender to the EMPLOYER all lists, books and records of any nature, or in connection with the EMPLOYER'S customers and business, and all other property belonging to the EMPLOYER.

        [e]     The EMPLOYEE restrictions set forth in the prior sub-divisions of the within Paragraph, shall not apply as to matters pertaining to the EMPLOYER that are either public knowledge, or have been disclosed to the public by the EMPLOYER.

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11.     RESTRICTIVE COVENANTS.

        The EMPLOYEE makes the following agreements as part and parcel of the consideration required of the EMPLOYEE pursuant to the terms of the within Agreement, and in exchange for the consideration to be received by the EMPLOYEE pursuant to the terms of the within Agreement.

                [a]     The EMPLOYEE specifically acknowledges that the
services to be rendered by him pursuant to this Agreement, are special, unique and of extraordinary character. The EMPLOYEE therefore agrees that for a period of two (2) years from the date of termination of the employment of the EMPLOYEE, the EMPLOYEE will not, within the area and territory as hereinafter designated, directly or indirectly, own, manage, operate, join, control, be employed or participate in the management, operation or control of, or be connected in any manner whatsoever, with any business of the type and character of the business engaged in by the EMPLOYER at the time of such termination.

                        TERRITORY AND AREA RESTRICTION

                        All areas of the Continental United States located East of the Mississippi River.

                [i]     In the event of termination of the within Agreement, by
the EMPLOYER, pursuant to the terms of the within Agreement, and such termination by the EMPLOYER is for any reason other than "cause", the provisions of this PARAGRAPH "11.[a]" shall not apply, and the EMPLOYEE shall not be restricted thereby; PROVIDED, HOWEVER, that the restrictions of PARAGRAPH 10 [ALL PARTS] of the within Agreement shall apply and the EMPLOYEE shall be restricted and bound thereby.

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12.     LIFE INSURANCE.

        The EMPLOYER shall have the right, from time to time, to apply for a take out in its name, and at its own expense, life, health, disability or other types of insurance upon the EMPLOYEE, in the sum or sums which may be deemed necessary by the EMPLOYER to protect its interest pursuant to this Agreement, and the EMPLOYEE shall do all such things as may be necessary to assist in the procuring of such insurance, by making proper applications therefor, as may be required by the insurance company, and submitting to the usual and customary medical examinations. The EMPLOYEE shall have no right, title or interest in or to such insurance, and/or the proceeds thereof, and the same shall be solely for the benefit of the EMPLOYER, and any amounts payable thereunder shall be solely payable to such EMPLOYER.

        [a]     Upon the termination of the within Agreement, the EMPLOYE shall be entitled to purchase from the EMPLOYER any of the policies owned by it on the EMPLOYEE's life, upon payment therefor of an amount equal to the interpolated terminal reserve under the policy or policies as of the date of the assignment thereof, less any indebtedness to which any such policy is subject, and increased by a proportion of the premium which has been paid in advance of such date.

13.     VACATION.

        The EMPLOYEE shall be entitled to a vacation of four weeks [4] duration at full pay, during each year of the within Agreement. The time or times for such vacation shall be such as are agreed to by the EMPLOYER and the EMPLOYEE.

14.     NON-ASSIGNMENT.

        The EMPLOYEE herein agrees that he will not assign, transfer, convey, pledge or encumber in any manner, the within Contract or his right, title and interest therein, or his power

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to execute the same or any renewals thereof, or any monies or other consideration due, or to become due hereunder, without the specific consent in writing of the EMPLOYER; it being understood and agreed that the within Agreement is intended to secure the personal services of the EMPLOYEE.

15.     INJUNCTION.

        The EMPLOYEE agrees that a violation on his part of any covenant, condition or provision of the within Agreement, will cause such damage to the EMPLOYER as will be irreparable and the exact amount of which will be impossible to ascertain and for that reason further agrees that the EMPLOYER shall be entitled, as a matter of right, to an injunction in any Court of competent jurisdiction, restraining any further violation of the said covenants and conditions and provisions of the within Agreement by the EMPLOYEE. This right to injunctive relief shall be cumulative, and in addition to whatever other remedies the EMPLOYER may have, including actions for damages.

16.     [DELETED]

17.     ENTIRE AGREEMENT.

        The foregoing contains the entire Agreement of the parties hereto, and no modification thereof shall be binding upon the parties unless the same is in writing, duly executed by the respective parties hereto.


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18.  This Agreement shall bind, inure and benefit the parties hereto, and their respective legal representatives, executives, administrators, successors and assigns.
        IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

IN THE PRESENCE OF:                     MANCHESTER EQUIPMENT CO., INC.

/s/ JOSEPH LOONEY                       BY: /s/ BARRY R. STEINBERG
--------------------------              ---------------------------------
                                            BARRY R. STEINBERG, PRESIDENT

/s/ ELAINE STOCK                            /s/ JOEL STEMPLE
--------------------------              ---------------------------------
                                            JOEL STEMPLE



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                           EMPLOYMENT AGREEMENT RIDER


        RIDER as to "AGREEMENT OF EMPLOYMENT" between MANCHESTER EQUIPMENT CO., INC., as the EMPLOYER and JOEL STEMPLE, as the EMPLOYEE.


FIRST: The Employer and the Employee herein acknowledge that Manchester Equipment Co., Inc. is presently contemplating an "Initial Public Offering".

SECOND: It is specifically understood and agreed that provisions of the said "EMPLOYMENT AGREEMENT" of SEPTEMBER 30, 1996 are expressly conditioned upon the successful conclusion of the "Initial Public Offering" as contemplated by the Letter of Intent between Ladenburg, Thalmann & Co., Inc. as the Underwriter, and Manchester Equipment Co., Inc. In the event the said "Initial Public Offering" is not concluded for any reason whatsoever, the terms and conditions of the said Employment Agreement of September 30, 1996 shall be deemed null and void, and of no further force and effect.



DARED:     SEPTEMBER 30, 1996


IN THE PRESENCE OF:                        MANCHESTER EQUIPMENT CO., INC.,

/s/ Joseph Looney                          By: /s/ B. Steinberg
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                                               Barry R. Steinberg, President

/s/ Elaine Stock                               /s/ Joel Stemple
-------------------------                      -------------------------------
                                               Joel Stemple